Exhibit 99.1

NEWS RELEASE

TriZetto Announces Early Termination of Hart-Scott-Rodino Waiting Period

Newport Beach, Calif. – April 29, 2008 – The TriZetto Group Inc. (NASDAQ: TZIX) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in connection with Apax Partners’ proposed acquisition of TriZetto.

On April 11, 2008, TriZetto announced that it had entered into a definitive agreement to be acquired and taken private by funds advised by Apax Partners for $22 per share in cash. The transaction still requires shareholder approval. To that end, TriZetto expects to file a preliminary proxy statement with the Securities and Exchange Commission in early May.

About TriZetto

TriZetto is Powering Integrated Healthcare Management™. With its technology touching nearly half of the U.S. insured population, TriZetto is uniquely positioned to drive the convergence of health benefit administration, care management and constituent engagement. The company provides premier information technology solutions that enable payers and other constituents in the healthcare supply chain to improve the coordination of benefits and care for healthcare consumers. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed acquisition by Parent, TriZetto intends to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF TRIZETTO ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by TriZetto through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and the Company’s other filings with the SEC may also be obtained from TriZetto. Free copies of TriZetto’s filings may be obtained by directing a request to Investor Relations at 949-719-2225. In addition, investors and security holders may access copies of the documents filed with the SEC by TriZetto on TriZetto’s website at www.trizetto.com, when they become available.

TriZetto, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from TriZetto’s stockholders with respect to the transactions contemplated by the definitive merger agreement between Parent and TriZetto. Information regarding TriZetto’s directors and executive officers is contained in TriZetto’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 15, 2008 and its Form 10-K/A filed with the SEC on April 29, 2008. As of April 25, 2008, TriZetto’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 4,062,962 shares, or 9.04%, of TriZetto’s common stock. You can obtain free copies of these documents from TriZetto using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and available free of charge as indicated above.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, change of control, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, anticipated dilution or accretion of acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; risks associated with rapidly changing technology; and the risk that TriZetto’s proposed acquisition by Apax Partners is not consummated; as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of April 11, 2008. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Investor Contact:	Media Contacts:
Brad Samson	Melissa Bruno
TriZetto	Schwartz Communications
949-719-2220	781-684-0770
brad.samson@trizetto.com	trizetto@schwartz-pr.com